Exhibit 21.1
NAME	JURISDICTION
BE Aerospace, Inc.	Delaware
Aerospace Lighting Corporation	New York
B/E Aerospace Machined Products, Inc.	Delaware
B/E Aerospace Thermal and Power Management Finance LLC	Delaware
BE Aerospace Australia, Inc.	Delaware
BE Intellectual Property, Inc.	Delaware
BEA Europe Holding LLC	Delaware
Denton Jet Interiors, LLC	Texas
Flight Structures, Inc.	Washington
Jay Cee Fastener Corp.	New Jersey
Macrolink, Inc.	California
Nordskog Industries, Inc.	California
NYF Corp.	New Jersey
BEA Holding Services LLC	Delaware
Advanced Thermal Sciences Corporation	Delaware
Modoc Engineering Corporation	California
ATS Japan Kabushiki Kaisha	Japan
Advanced Thermal Sciences Taiwan Corp.	Taiwan
Advanced Thermal Sciences Korea	Korea
Advanced Thermal Sciences Shanghai Corp.	China
M & M Aerospace Hardware, Inc.	Florida
B/E Aerospace Consumables Management s.r.o.	Czech Republic
BE Aerospace Canada, Inc.	Delaware
B/E Aerospace Company	Canada
BE Aerospace El Salvador, Inc.	Delaware
BE El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Aircraft Mexico, LLC	Delaware
BE Aerospace Holdings C.V.	Netherlands
BEA Holding (USA) LLC	Delaware
BE Aerospace Europe Holding LLP	United Kingdom
BE Aerospace Investments I	Cayman Islands
B/E Aerospace Consumables Management Pte. Limited	Singapore
B/E Aerospace Consumables Management (Hong Kong) Limited	Hong Kong
B/E Aerospace Consumables Management SAS	France
B/E Aerospace Consumables Management Deutschland GmbH	Germany
B/E Aerospace Consumables Management GmbH	Germany
B/E Aerospace Systems Holding GmbH	Germany
B/E Aerospace Systems GmbH	Germany
B E Aerospace DAe Systems Hispania, S.L.	Spain
Special Parachute Equipment and Logistics Consortium GbR	Germany
B/E Aerospace Europe Holding LLC	Delaware
B/E Aerospace Consumables Management Limited	United Kingdom
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
B/E Aerospace Consumables Management (STR) Group Limited	United Kingdom
B/E Aerospace Consumables Management II Limited	United Kingdom
B/E Aerospace Consumables Management II SAS	France
BE Aerospace (Netherlands) B.V.	Netherlands
Koninklijke Fabriek Inventum B.V.	Netherlands
BE Aerospace Holdings (UK) Limited	United Kingdom
B/E Aerospace (Germany) GmbH	Germany
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace Composites Limited	United Kingdom
C2 Composites s.r.o.	Czech Republic
B/E Aerospace B.V.	Netherlands
BE Aerospace Thermal and Power Management (UK) Holdings Limited	United Kingdom
J.A. Reinhardt & Co., Inc.	Pennsylvania
JAR Realty Holding, LLC	Delaware
TSI Group, Inc.	Delaware
Thermal Solutions LLC	Delaware
American Avionic Technologies Corporation	Delaware
Orion Defense Systems, Inc.	Delaware
AKS Aerospace, Inc.	Delaware
ADB Industries	California
Brazonics, Inc.	Delaware
CGR Technologies, Inc.	California
Thompson Industries, Ltd.	California
PMI Enterprises, Inc.	Delaware
Performance Metal Fabricators, Inc.	Illinois
Sandy Bay Machine, Inc.	Delaware
Woven Electronics, LLC	South Carolina
B/E Aerospace Australia Pty Limited	Australia
Burns Aerospace Europe SARL	France
CMP SAS	France
B/E Aerospace Consumables Management sp z.o.o	Poland
BE Engineering Services India Private Limited	India